EXHIBIT 10.2

                        SEALASKA PLAZA BUILDING LEASE

       THIS LEASE AGREEMENT (hereinafter referred to as "Lease") made and entered into this April 20, 1990, between First Bank, as Lessee, and SEALASKA CORPORATION, an Alaskan Corporation, as Lessor.

       WITNESSED:

       1.   Leased Premises.

             (a) Lessor, for an in consideration of the rents, covenants and conditions herein contained, to be kept, performed and observed by Lessee, hereby leases to Lessee, and lessee hereby leases and accepts from Lessor, that certain improved real property located in Juneau, Alaska, more particularly described as: 2,695 square feet of net usable office space, consisting of 1,632 square feet of office space of the ground level and 1,063 square feet of office space of the mezzanine level, including the staircase, all located on the first floor of Sealaska Plaza, Building, located at One Sealaska Plaza, Juneau, Alaska, 99801, as set forth in Exhibit 1, attached hereto, and herein called or referred to as the "Premises" or "Leased Premises"

             (b) The Premises, contains 2,695 square feet of space, as described in Exhibit 1, which is attached and incorporated b) reference herein, and consists of the usable office space of the first (1st) floor of the four-story structure commonly known as Sealaska Plaza Building.

             (c) Space Pockets, Lessor extends to Lessee the right to designate a portion of the Premises (which portion shall be approved) as space pockets. The space total pocket shall not exceed 500 rentable square feet. These space pockets will be located in the area of the Premises referred to as the Mezzanine. Space will be rent free until the space is actually used for any purpose other than inactive storage, if the space pockets are actually used for Inactive storage; Lessee shall pay rent on the area so used at current market rates for similar dry storage space. Placement of furniture in the space pocket area shall not constitute actual use. The space pockets shall be incorporated into rentable space 50 percent per year upon the commencement of years 2 and 3 of the anniversary date of the lease term or upon the actual use of said space If sooner. The rent for the space pocket shall be the same rent that Lessee is paying for the other space under this Lease.

             (d) Lessee shall be entitled to the use of four (4) parking spaces, marked and identified, all of which are located in the outdoor parking lot owned and operated by Lessor, adjacent to and within the Sealaska Plaza, as shown on Exhibit I.



                                    10.2 - 1

             (e) Lessee shall be entitled to the non-exclusive use of all other portions of the common areas and limited common areas located in the first floor of the Sealaska Plaza Building.

       2.    Use of Premises.

             (a) Lessee may use the Premises for conducting a commercial bank and other banking services. No other uses are permissible without the prior written consent of the Lessor.

             (b) Lessee at all times shall comply with all applicable laws, ordinances and regulations of duly constituted authorities now or hereafter in any manner affecting the Premises. Lessee further agrees it will not permit any unlawful occupation, business or trade to be conducted in or about the Premises.

       3.    Commencement Date.

             Subject to approval from all relevant regulatory authorities, the Lease term shall commence on June 1, 1990 and shall end on July 1, 1995, both dates inclusive, subject to renewal as set forth in paragraph 6 of this Lease. In the event that the premises are not ready for occupancy and use by the commencement date set above, then this Lease shall commence on the date that the Premises are ready for occupancy and use and shall end on the date three years subsequent thereto.

       4.    Term.

             The term of this Lease shall be five (5) years following commencement of the term, unless sooner terminated as herein provided, and subject to renewal as set forth in paragraph 6 of this Lease.

       5.    Payment of Rental.

             Lessee covenants to and shall pay to Lessor at One Sealaska Plaza, Suite 400, Juneau, Alaska, 99801, or at such other place as Lessor may designate, in advance, on the first day of each calendar month during the term of this Lease, a monthly rent as follows:

             (a) For the five-year term of this Lease, a monthly rental of $4,390.00 which is based on a monthly rate of $2.00 per square foot for three years, $2.10 per square feet for fourth year, $2.20 per square feet for fifth year.

             The monthly rate includes all Lessee's rights under the Lease and including without limitation, the bas...
janitorial services, parking spaces, use of common ar...
common areas, and utilities. Lessee shall also pay...
taxes which are, or may be, imposed upon said rentals a...
time any rental installments are paid. If this Leas...
commence on the first day of the calendar month, the r...
first month of the Lease term shall be prorated based....
of days the Premises are leased during that month, a...
the last month of the Lease term when due shall be prorated based on the number of days the premises are leased during that month.



                                    10.2 - 2

       6.    Renewal.

             Lessor agrees that Lessee has an exclusive option to renew this Lease for one separate and successive term (extended term) of five (5) years by giving written notice of the renewal at least sixty (60) days prior to the expiration of this current Lease term. The extended term shall end on May 31, 2000. Lessee may renew for the extended term provided that Lessee is not in default under the terms of this Lease at the time of the exercise of its option to renew. Lessor agrees that if Lessee exercises its option to renew this Lease, the terms of the Lease shall remain the same, except the monthly rental rate shall be $2.25/sq. ft. for the first year, $2.30/sq. ft. for the second year, $2.35/sq. ft. for the third year, $2.40/sq. ft. for the fourth year, and $2.45/sq. ft. for the fifth year.

       7.    Acceptance of Leased Premises and Surrender of the Premises.

             (a) Lessee agrees to accept the Premises "as is" with all faults, if any, for Lessee's use and occupancy, which currently contains approximately 2,695 square feet of net usable office space, and four (4) parking spaces as shown on Exhibit I.

             (b) Lessor agrees that the Leased Premises will be ready for occupancy "as is" by March 9. 1990. Subject to Lessors duty to provide janitorial services as provided below, Lessee will at all time keep the Premises neat, clean and in a sanitary condition. Lessee agrees that at the expiration of this Lease, Lessee will quit and surrender the Premises without notice, and in a neat and clean condition, and will deliver up all keys belonging to the Premises to the Lessor or Lessor's agent.

       8.    Liens and Insolvency.

             Lessee shall keep the Leased Premises and the property in which the Leased Premises are situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event Lessee or its successors or assigns shall become insolvent, bankrupt, or make an assignment for the benefit of creditors, or if it or their interests herein shall be levied upon or sold under execution or other legal process, or in the event that the Bank is closed and/or taken over by the Division of Banking, Department of Commerce and Economic Development, State of Alaska or by any other said Lessee, including but not limited to the Federal Deposit Insurance Corporation; then the State or Federal Banking Authority, at is option, shall have the right to continue the lease according to its terms or terminate it.

             In the event the State or Federal Banking Authority elects to terminate this lease, Lessor shall have the right to assert such damages as are allowed by law, except as is limited by the Alaska Banking Act, as amended from time to time and the regulations promulgated thereunder.

             Notwithstanding any other provision in this Lease, if the Lessee or its successors or assigns become insolvent, bankrupt, or makes an assignment for the benefit of creditors, or if it or their interest in this Lease is levied upon or sold under execution or other legal process, or if the bank to be operated on the demised premises is closed or taken over by a banking authority of the State or Federal Deposit Insurance Corporation
(FDIC), the Lessor may terminate this Lease only with concurrence of the bank supervisory authority; and that supervisory authority will have the election


                                    10.2 - 3
either to continue or terminate the Lease; however, if the Lease is terminated, the maximum claim of the Lessor for damages or indemnity for injuries resulting from the termination of the unexpired Lease shall in no event be an amount exceeding the rent reserved by the Lease, without acceleration, for the year next succeeding the date of the surrender of the demised premises to the Lessor, or the date of re-entry of the Lessor, whichever first occurs, whether before or after the closing of the Lessee named herein, plus an amount equal to the unpaid rent accrued without acceleration, up to such date.

             Lessor agrees to furnish heat to the Premises to maintain comfortable occupancy and working conditions to Lessee's satisfaction during all business hours of the Lessee but shall not be liable for any damages as a result of any accidents, strikes, power failures, oil shortages, breakdowns to the heating plant or repairs thereto. The Lessor agrees to furnish all electricity needed for the business of the Lessee, janitor service and refuse removal services.

       10.   Maintenance. Repairs and Janitorial Services.

             The Lessor agrees to keep the electric, water, sewer, and heating systems in good repair and to maintain the exterior of the building in which the Premises are situated including keeping the roof, foundation, and parking lot in good condition. Further, Lessor shall provide janitorial services as described in Exhibit II attached hereto. In the event any window on the Premises or glass in any door on the Premises is broken by the Lessee, or any employee of Lessee or any person within the Premises with the implied or express consent of Lessee, the Lessee will pay for all such damage.

       11.   Quiet Enjoyment.

             Lessee, so long as it pays the rent and other charges herein provided for, and performs and complies with all other terms of this Lease on its part to be performed or complied with, shall enjoy the Premises during the term of this Lease free from any interference by Lessor.

       12.   Assignment and Subletting.

             (a) Lessee shall not assign this Lease or any interest in it, or to sublet, in whole or in part, the Premises other than to a wholly-owned subsidiary of Lessee or' Lessee's parent corporation. Except as provided by paragraph 8, this Lease shall not be assignable by operation of law. Any transfer of this Lease from Lessee by merger, consolidation, or liquidation shall constitute an assignment of this Lease shall not extinguish nor diminish the liability of the Lessee herein.

             (b) Lessor shall have the right to convey or assign its interest in the Premises, or any part thereof, subject to lessee's leasehold interest in the Premises.

       13.   Taxes and Assessments.

             Lessee shall, during the term hereof, pay as and when due all taxes, assessed for and during the term hereof, against and on any and all personal property and trade fixtures which are removable by Lessee at the end of the Lease term. Lessor shall pay all real estate taxes and assessments and personal property taxes and assessments improvements composing the leased premises.



                                    10.2 - 4

       14.   Surrender of Possession: Holding Over.

             On the last day of the term of this Lease, Lessee shall peaceably and quietly leave, surrender and yield up unto Lessor, the Premises in good order and repair, ordinary wear and tear excepted. Further, Lessee agrees that upon the expiration of any term of this Lease, regardless of the cause of expiration, it will vacate the Premises, and surrender the Premises to Lessor in the condition that Lessee accepted them, normal wear and tear and damage by fire or other casualty excluded. Any temporary improvements and any permanent improvements constructed or installed on the Premises by Lessee without Lessor's consent shall be removed at the cost and expense of Lessee on demand from Lessor, and Lessee will do such repairs or decorating as is necessary to restore the Premises to its condition prior to construction or installation of any such improvements not consented to by Lessor. If for any reason there shall be a holding over at the expiration of the term hereof, such tenancy shall be considered to be a month-to-month tenancy at a monthly rental rate equal to that due for the last month of the time prior to the holdover period.

       15.   Indemnity.

             To the extent not otherwise provided and paid by applicable insurance policies, Lessee agrees to indemnify, defend and save Lessor harmless from and against any and all claims, liability, losses, expenses or cost arising from any act, omission or negligence of Lessee, its contractors, licensees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person or property occurring in, on, or about the premises or any part of them. Lessee further agrees to indemnify, defend and hold Lessor harmless from any liability, loss, expense, or costs attributable to claims brought by or on behalf of any persons, including employees of Lessee, with respect to any obligation under statutes or ordinances, if any, pertaining to the safety of the above-described Premises. Anything to the contrary notwithstanding, lessor shall be liable for losses, if any, resulting from it own negligence or intentional act of Lessor, its licensees, agents, servants, or employees.

       16.   Access.

             Subject to the maintenance of the privacy of all Lessee customer records, Lessee will allow Lessor, or Lessor's agents, at all reasonable times upon reasonable notice to Lessee, access to the Premises for the purpose of inspection or of making repairs, additions or alternations to the Premises, or any property owned by or under the control of the Premises, or any property owned by or under the control of Lessor. Lessor shall not have access to the leased Premises and may only gain access with the prior consent of Lessee.

       17.   Damage to Premise.

             In the event that less than 50 percent of the Premises are damaged by fire, wind, flood, earthquake or other casualty so as to make such portion of the premises unfit for occupancy and use, Lessor shall repair the damage within a reasonable time and give Lessee an abatement of rent equal to the usable square. footage paid in advance until the damage is repaired and the Premises are fit for occupancy and use. In the event that more than 50 percent of the Premises are damaged by fire, wind, flood, earthquake, or other casualty so as to make the Premises unfit for occupancy and use, either


                                    10.2 - 5

Lessor or Lessee may terminate this Lease, and Lessor may provided that it obtains the consent of Lessee, choose to continue this Lease, repair the damage within a reasonable time, and give Lessee an abatement of rent equal to the unusable square footage paid in advance until the damage is repaired and the Premises are fit for occupancy and use.

             Anything in this Lease to the contrary notwithstanding, but expressly subject to the consent of the insurance carrier, Lessor and Lessee each hereby waives any and all claims against the other, its agents, officers, directors, shareholders or employees, for loss or damage to the leased Premises or the Building, or any personal property of such party therein, that is caused by or results from fire and other perils insured against under (a) the normal fire with extended coverage insurance policies, or (b) the standard business interruption insurance policies, cared by the parties and in force at the time of damage or loss. If available each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of surrogation against the other party in connection with any such damage or loss.

       18.   Signs.

             No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the Premises, except those approved by the Lessor in writing, and painted by a sign painter approved by the Lessor which consent shall not be unreasonably withheld. All signs so placed shall be removed at Lessee's expense prior to termination of this Lease. Except as may be required by Lessee's regulators, no signs or devices shall be hung or placed against the windows of the Premises nor on the exterior wall of the building in which the Premises are situated, without consent of Lessor which consent shall not be unreasonably withheld; and no furniture, curtain or other obstruction of any kind or size shall be placed against or in front of any glass partition dividing the Premises from the corridors of said building, or placed in any way so as to interfere with the typical and ordinary appearance of the Premises as viewed from the corridor.

       19.   Alterations.

             Lessee shall not make any alterations, additions, or improvements in the Premises without the consent of the Lessor in writing which consent shall not be unreasonably withheld. All alterations, additions, and improvements which shall be made shall be at the sole cost and expenses of the Lessee, and shall be coordinated with the Facilities Manager of Sealaska Plaza.

       20.   Eminent Domain

             In the event that the Premises or any part thereof is taken by eminent domain, this Lease shall terminate on the date when the Premises shall be so taken, and the rent shall be apportioned as of that date. No part of any award shall belong to Lessee.



                                    10.2 - 6

       21.   Waste.

             Lessee shall not commit or suffer to be committed to any waste upon the Premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other occupant of the building in which the Premises are located.

             Each of the following shall be deemed a default by Lessee and a breech of this Lease.

             (a) A default in the payment of rent or other charge due to be paid by Lessee.

             (b) A default in the performance of any other covenant or condition on the part of Lessee to be performed or observed, for a period of fifteen (15) days following receipt of a written notice from Lessor specifying the default and demanding cure thereof; provided, however, a default will not occur if Lessee on or before expiration of such fifteen (15) days period, in good faith commences to rectify the default and prosecutes the same to completion with diligence and continuity.

             (c) Becoming insolvent, bankrupt, or making an assignment for the benefit of creditors, or the Lessee's bank being closed or taken over by banking authorities (including but not limited to the Federal Deposit Insurance Corporation).

       23.   Default Remedies.

             In the event that Lessee fails to cure any default as provided in Section 23 above, Lessor, subject to paragraph 8 herein, shall have the following rights and remedies:

             (a)   Declare this Lease forfeited and the term ended;

             (b) Re-enter the Premises, take possession thereof, and remove all Lessee's property from the Premises. Such property may be removed and stored at a public warehouse or elsewhere at the cost and risk of Lessee.

             (c) Relet the Premises in whole or in part for any period equal to or grater or less than the remainder of the original term of the Lease; and

             (d) Recover from Lessee such damages as may be attributable to Lessee's default, including past-due and/or future rent, as well as costs of suit and a reasonable attorney's fee.

       24.   Miscellaneous Provisions.

             (a) Furniture and Bulky Articles. Safes, furniture or bulky articles shall be removed in or out of the Premises only at such hours and in such manner as shall least inconvenience other tenants, and when and as the Lessor shall decide; and no safe or other article of over 1,000 pounds shall be moved into the Premises without the consent of the Lessor, the Lessor to have the right to fix the position of an article of such weight in said premises.



                                    10.2 - 7

             (b) Banking Equipment. Lessor shall sell to Lessee all banking and office furniture and equipment as described in Exhibit III, attached hereto and incorporated herein by this reference, for the sum of $5,000.00, to be paid by Lessee upon the execution of this Lease, transfer of title shall be on bill of sale and title shall be free of all claims, lien or encumbrance. Lessee agrees that upon the expiration of any term of this Lease, regardless of the cause of expiration, Lessor shall have the right of first refusal to purchase from lessee for the sum of $5,000.00, the banking and office equipment described in Exhibit III.
             (c) Water Closets. Water closets and other water fixtures shall not be used for any purposes other than those for which they are intended, and any damage resulting from misuse on the part of the Lessee, its agents or employees, shall be paid for by Lessee. No person shall waste water by interfering or tampering with the faucets or otherwise.

             (d) Doors. Lessor reserves the right to close and keep locked all entrances and exit doors of the Sealaska Plaza Building during non-business hours as Lessor may deem to be advisable for the adequate protection of the property. The doors shall be open during the bank's regular business hours.

             (e) Parking. If parking is provided, the Lessee agrees that Lessee and Lessee's employees shall use only the parking spaces designated in paragraph 1(d) of this Lease.

             (f) Successors. All rights and liabilities herein given to or imposed upon the respective parties hereto, shall, subject to the terms of this Lease, extend to and bind the successors and assigns of said parties.

             (g) Waiver. One or more waivers of any of the covenants, terms and conditions of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval of either part to, or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive consent to or approval of any subsequent or similar act.

             (h) Subordination. This Lease shall be subject and subordinate at all times to any and all mortgages or deeds of trust that now or may hereafter encumber the leased premises and to any renewal, modification, consolidation, replacement, and extension of any such mortgage or deed of trust. Lessee shall execute any instrument subordinating the interest of Lessee under this Lease to the lien of such mortgage or deed of trust that Lessor or the mortgagee or trustee may at any time desire, and Lessee shall duly comply with all of the provisions of any mortgage or deed of trust to which this lease is subordinate, except the payment of interest and principal thereunder.

             (i) Entire Agreement. This Lease and the Exhibits attached hereto, sets forth all covenants, promises, agreements, conditions and understanding between Lessor and Lessee concerning the Premises and there are no covenants, promises, agreements, conditions or understandings either oral or written between them other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor and Lessee, unless reduced to writing and signed by them.



                                    10.2 - 8

             (j) Notices. Any notice required to be served in accordance with the terms of this Lease shall be sent by prepaid, registered or certified United States mail. Notices from Lessee shall be sent to Lessor at one Sealaska Plaza, Suite 400, Juneau, Alaska, 99801. Notices from Lessor shall be sent to Lessee at P.O. Box 7920, Ketchikan, Alaska, 99901.

             (k) Interpretation. The rule of contract interpretation or construction that ambiguities, if any, in a writing are to be construed against the drafter shall not apply.

             (1) Time and Essence. Time is of the essence of each and every provision hereof.

             (m) Governing Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of Alaska.

       IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


                                    SEALASKA CORPORATION


                                    By:   /s/ Edith E. McHenry
                                          Edith E. McHenry


                                    By:   /s/ Robert St. Clair
                                          Robert St. Clair
                                          Asst. Vice President



STATE OF ALASKA                     )
                                    )ss.
FIRST JUDICIAL DISTRICT             )


       Before me, the undersigned Notary Public in and for the State of Alaska, duly commissioned and sworn as such Notary Public, May 1990 this 23rd day personally appeared Edith McHenry, known to me to be Director, Adm. Svcs. of SEALASKA CORPORATION, and he/she acknowledged to me that he/she executed the foregoing LEASE on behalf of said corporation by virtue of authority granted in the bylaws or by resolution of the Board of Directors.

       WITNESS by hand and official seal this the 23rd day of May, 1990.


                                       /s/ Karen E. Lamas
                                       Notary Public in and for Alaska
                                       My Commission Expires: 10/28/91


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

STATE OF ALASKA                     )
                                    )ss.
FIRST JUDICIAL DISTRICT             )


       Before me, the undersigned Notary Public in and for the State of Alaska, duly commissioned and sworn as such Notary Public, May 1990 this 23rd day personally appeared Robert St. Clair of FIRST BANK, and he/she acknowledged to me that he/she executed the foregoing LEASE on behalf of said corporation by virtue of authority granted in the bylaws or by resolution of the Board of Directors.

       WITNESS by hand and official seal this the 23rd day of May, 1990.


                                       /s/ Karen E. Lamas
                                       Notary Public in and for Alaska
                                       My Commission Expires:  10/28/91







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

                                  EXHIBIT II

                             JANITORIAL SERVICES

   First floor (includes bank premises) and Lobby Daily services:

   1. Empty waste baskets. Clean ash trays; place contents in a metal container separate from other waste materials.

   2. Remove finger marks and smudges from all of the building walls, woodwork and glass surfaces, doors and casings.

   3. Check and make sure that all coffee makers and related equipment and unnecessary lights are turned off.

   4.    Vacuum all visible surfaces of carpet.

   5.    Check lights and replace as required.

   6. Mop or scrub toilet room floors; wash fixtures with warm water and soap; disinfect urinals and water closets; damp wipe all fixtures and dispensers. Provide and maintain adequate supplies of toilet paper, deodorant, towels, sanitary napkins, and soap in toilet rooms. All tile walls and partitions will be cleaned.

   7. All finger marks and smudges will be cleaned from glass surfaces in entry ways.

   8.    Sweep and mop lobby floor.


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                             EXHIBIT III

                          Banking Equipment

-     IBM Disc Drive
-     Vault Night Depository, Key and Combo
-     Vault 6 ft. Grey, Key and Combo SNc2476-1
-     Vault, Mosler, Top and Bottom
- Vault, Mosler (Includes Inner Vaults, 4 Small Combination and 4 Large Combination)
-     Alarm Box, Mosler, Century 21
-     Alarm Box, Mosler Photoguard with 3 Cameras
-     Eight Teller Cash Drawers, Mosler, 3-Drawer
-     Check Protector - Burroughs
-     Check Protector - Burroughs
-     Check Protector - Paymaster
-     Magtek - Electronic Authorization
-     ZONJR - Electronic Authorization
-     Signature Card Fil Cabinet/Brown
-     Electronic Calculator - Burroughs
-     Burroughs Encoder
-     Pitney Bowes Postage Meter
-     Kodak-Reliant 800 Microfilmer with Stand
-     Facsimile Signature Machine
-     IBM 3674 ATM


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